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                                                                   EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-64175, 333-47945 and 333-14459 of Household Finance Corporation on Form S-3 of our report dated January 28, 1998, appearing in the Current Report on Form 8-K of Household Finance Corporation filed on June 2, 1998 and the reference to us under the heading "Experts" in the prospectus.


/s/ DELOITTE & TOUCHE LLP


Parsippany, New Jersey
June 2, 1998